Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-45573, 33-88590, 333-11419, 333-33647, 333-81647, 333-101467, 333-126785, 333-135675, 333-144334 and 333-147705), Form S-3 (No. 333-97207) and Form S-4 (No. 333-107089) of Medicis Pharmaceutical Corporation of our report dated May 15, 2008, with respect to the financial statements of LipoSonix, Inc., included in this Current Report on Form 8-K/A.
/s/ Ernst & Young LLP
Seattle, Washington
September 2, 2008